Exhibit 10.14

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                          SALE AND ASSIGNMENT AGREEMENT




                                     between




                         FEDERATED PREMIUM FINANCE, INC.



                                       and



                                    FPF, INC.






                         ------------------------------
                         Dated as of September 30, 2001
                         ------------------------------



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                                -----------------
                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
Section 1.           Definitions.............................................. 1
Section 2.           Sale of Conveyed Property................................ 5
Section 3.           Termination.............................................. 7
Section 4.           Purchase Price and Payment Terms for Conveyed Property/
                     Right of Set-Off......................................... 7
Section 5.           Notification of Sale..................................... 7
Section 6.           Repurchase of Conveyed Property.......................... 8
Section 7.           Delivery to FPF of Proceeds; Power of Attorney........... 8
Section 8.           Verification, Notification and Collection of Premium
                     Receivables.............................................. 8
Section 9.           Financial Statements and Books and Records............... 8
Section 10.          Seller's General Representations and Warranties.......... 8
Section 11.          Seller's Representations and Warranties With Respect
                     to the Conveyed Property.................................10
Section 12.          Additional Covenants of Seller...........................13
Section 13.          Taxes....................................................14
Section 14.          Further Assurances and Substituted Performance...........14
Section 15.          Indemnification..........................................15
Section 16.          Default..................................................15
Section 17.          Remedies.................................................15
Section 18.          Waiver...................................................16
Section 19.          Counterparts/Facsimiles..................................16
Section 20.          Essence of Time..........................................17
Section 21.          Assignment...............................................17
Section 22.          Standard of Care.........................................17
Section 23.          Costs and Expenses/Attorneys Fees........................17
Section 24.          Notices..................................................17
Section 25.          Successors and Assigns...................................17
Section 26.          Severability.............................................17
Section 27.          Force Majeure............................................18
Section 28.          Governing Law............................................18
Section 29.          Jurisdiction and Waiver of Certain Damages...............18
Section 30.          Entire Agreement.........................................18
Section 31.          Waiver of Jury Trial.....................................18


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                          SALE AND ASSIGNMENT AGREEMENT

         This Sale and Assignment Agreement is dated as of the 30 day of September, 2001 by Federated Premium Finance, Inc.("Seller"), whose address is 4161 NW 5th Street, Plantation, FL 33317 and FPF, Inc. ("FPF"), whose address is 600 Seventeenth Street, Suite 1900S, Denver, Colorado 80202.

                                    RECITALS:

         A    Seller originated and/or owns Premium Receivables evidenced by
Premium Finance Agreements to finance payments by Obligors of premiums for the purchase of insurance policies and, in connection therewith, Seller has a security interest arising under statutory authority or otherwise in unearned premiums, dividends and loss payments with respect to such insurance policies and in state or industry guaranty funds for the reimbursement of unearned premiums from cancelled insurance policies and failed insurance companies; and

         B    Seller wishes to sell from time to time during the Term of this
Agreement and FPF wishes to purchase all of Seller's Eligible Premium Receivables and related interests under the terms and conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. The following terms shall be defined in this
Agreement:

         "Additional Provisions" means the Additional Provisions of this Agreement as set forth in Schedule A attached hereto.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Person licensed and qualified to sell or arrange for the sale of insurance in the state in which any Premium Receivable is originated.

         "Agreement" means this Agreement together with all schedules, and all amendments, modifications, replacements or substitutions thereto and together with all documents and instruments contemplated to be executed pursuant to this Agreement.

         "Amount Financed" means, with respect to each Premium Receivable Sold to FPF, an amount equal to 100% of the premium and other financeable amounts relating to the insurance policy that gives rise to the Premium Receivable less any down payment made at the inception of the Premium Finance Agreement.

         "AVIC" means American Vehicle Insurance Company

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in Denver, Colorado are authorized or obligated by law or executive order to be closed.

         "Cancelled Premium Receivable" means each Premium Receivable for which a request for cancellation has been sent to the Issuing Insurance Company, and for which a reinstatement notice has not been received by the Servicer from such insurance company.


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         "Capital Charge" means the charges, if any, described in Schedule A attached hereto.

         "Closing Fee and Due Diligence" means the fee described in Schedule A attached hereto.

         "Collections" shall mean all amounts received daily by FPF, or the Servicer on behalf of FPF, on all Premium Receivables Sold under this Agreement including, but not limited to: (a) payments from Obligors, (b) return of unearned commission from agents, (c) return of unearned premium from Issuing Insurance Companies, and (d) amounts received from a guaranty fund or other amounts paid by or on behalf of the Obligor, agent or Issuing Insurance Company. The amounts referred to as "Collections" shall exclude Obligor's down payment amounts, correction amounts or amounts not lawfully eligible under applicable law to be applied to the payment of amounts due under the Premium Receivables.

         "Concentration Limits" means the Premium Receivable concentration limits set forth in Schedule B attached hereto.

         "Conveyed Property" means all of the Seller's right, title and interest in, to and under the Premium Receivables Sold pursuant to this Agreement, all related Premium Finance Agreements and all related documents including, without limitation, all loan documents and servicer documents, and all of the Seller's rights to any payment from the Obligors and any and all rights against any Obligor with respect to such Premium Receivables, all collateral and guaranties with respect to such Premium Receivables, all other related rights and assets, and all proceeds of the foregoing.

         "Default" shall have the meaning specified in Section 16 of this Agreement.

         "Default Rate" shall mean the annual rate of interest as set forth in Schedule A attached hereto.

         "Defaulted Premium Receivable" means (without duplication) any Premium Receivable which (a) has an amount due and unpaid for 120 days, or (b) is a Cancelled Premium Receivable and has an unpaid principal balance after application of all expected unearned premium received by or on behalf of the Issuing Insurance Company, or (c) has been written off by the Servicer.

         "Down Payment Requirement" shall have the meaning set forth in Schedule A attached hereto.

         "Effective Date" shall have the meaning set forth in Schedule A attached hereto.

         "Eligible Insurance Company" means (a) an insurance company which is licensed and in good standing to do business in the state in which the policy to which a Premium Receivable relates is issued by such insurance company, (b) a joint underwriting organization, intercompany insurance pool or intercompany reinsurance pool which is licensed or otherwise permitted to do business in the state in which the policy to which a Premium Receivable relates is issued by such joint underwriting organization or intercompany insurance pool, (c) a foreign or alien insurance company which is authorized or approved to issue insurance on a nonadmitted basis, through a licensed surplus or excess lines broker, in the state in which the policy to which a Premium Receivable relates is issued by such foreign or alien insurance company. No such insurer may be an Eligible Insurance Company (i) if such insurer is the subject of a rehabilitation or liquidation proceeding commenced by a state or foreign insurance regulatory authority, or (ii) if such insurer is not, in the judgment of FPF, a creditworthy Person which FPF has full expectations will return, on a timely basis, unearned premiums on Cancelled Premium Receivables.

         "Eligible Premium Receivable" has the meaning defined in Section 11.

         "Endorsement Refunds" means all funds returned by an insurance company to the Seller or any other Person arising out of a reduction in the premium payable under an insurance policy relating to a change in the coverage thereof.

         "Existing Documents" means The documents entered into relative to the 1997 funding arrangement between FPF and Seller, including the Agreement of Definitions dated September 24, 1997, Premium Receivable Servicing Agreement dated September 24, 1997, Residual Purchase and Funding Agreement dated September 24, 1997,

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Security Agreement dated September 24, 1997, and Sale and Assignment Agreement dated September 24, 1997, together with all amendments and modification agreements.

         "FNIC" means Federated National Insurance Company.

         "FPF Concentration Limits" means the limits to the Premium Receivables as described in Schedule B.

         "FPF Principal Balance" means for any day of determination, the sum of the Up-front Purchase Price paid by FPF for the Premium Receivables under this Agreement, less the sum of (a) all Collections received by FPF representing principal payments, and (b) the principal amount of repurchases of Premium Receivables by the Seller under Section 6 of this Agreement.

         "GAAP" means generally accepted accounting principles applied in the United States of America in effect from time to time which are recognized by the American Institute of Certified Public Accountants.

         "Guarantor" means each guarantor of Seller's repurchase obligations as described in Section 6(b) of this Agreement listed in Schedule A attached hereto, if any.

         "Independent Public Accountants" means any firm of public accountants acceptable to FPF; provided, that such firm is independent with respect to the Seller and FPF within the meaning of the Securities Act of 1933, as amended.

         "Interest Rate" means the rate of interest set forth in Schedule A attached hereto.

         "Issuing Insurance Company" means, with respect to any Premium Receivable, the insurance company which issued the insurance policy related to such Premium Receivable.

         "Lien" means any statutory, judicial, contractual or other lien, security interest, encumbrance or claim of any kind.

         "Loss" shall mean (i) with respect to Defaulted Premium Receivables, an amount equal to the outstanding principal balance on such Defaulted Premium Receivable, and (ii) with respect to any Repurchase Property not reacquired by Seller, an amount equal to the Repurchase Price.

         "Low Rated Insurance Companies" means any Issuing Insurance Company whose published rating from the A.M. Best & Co., for any time a related Premium Receivable is outstanding, is "B" or lower (including all categories of "not rated" as defined by A.M. Best & Co.).

         "Low Rated Insurance Company Ratio" means the percentage ratio calculated on the Seller's portfolio of Premium Receivables included under this Agreement whereby (a) the numerator is the principal balance of the Seller's Premium Receivables which relates to Low Rated Insurance Companies and (b) the denominator is the principal balance of all of the Seller's Premium Receivables included under this Agreement.

         "Material Adverse Change" shall mean any material and adverse change, either individually or in the aggregate, in the business, prospects, management, financial position, results of operations or general condition of Seller or any of its Affiliates as determined by FPF in its reasonable discretion.

         "Maximum Purchase Commitment" means the maximum outstanding principal balance of the Eligible Premium Receivables Sold under this Agreement, at the time of calculation, not to exceed the amount set forth in Schedule A attached hereto.

         "Minimum Yield Trigger" shall have the meaning set forth in Schedule A attached hereto.
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         "Obligor" means, with respect to any Premium Finance Agreement, the obligor or account debtor thereunder.

         "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Premium Finance Agreement" means the premium finance agreement or agreements which evidence a Premium Receivable in the form prescribed under applicable law. The Premium Finance Agreements shall be in form and substance acceptable to FPF in its sole discretion.

         "Premium Receivable" means the entire interest in a Premium Finance Agreement, all security interests relating thereto, all moneys due or to become due thereon subsequent to the Sale of such Premium Receivable to FPF, all related Realization Provisions, all related Endorsement Refunds, all Allowable Endorsement Additions relating thereto which have been acquired by FPF pursuant to this Agreement and any related documents and the proceeds of any and all of the foregoing.

         "Prohibited Agent" means any Agent that has been identified by written notice from FPF to the Seller as being prohibited from producing insurance policies financed by Premium Receivables that are subject to purchase by FPF pursuant to this Agreement.

         "Purchase Premium" means the portion of the Purchase Price as set forth in Schedule A attached hereto.

         "Purchase Price" means the price paid by FPF for each Eligible Premium Receivable equal to the sum of the (a) Up-front Purchase Price plus (b) the Purchase Premium.

         "Realization Provisions" means, with respect to any Premium Receivable, collectively: (a) the security interest granted or assigned by an Obligor, pursuant to the terms of the documents creating and evidencing the respective Premium Receivable at the time of execution thereof to the originator of such Premium Receivable, in all unearned premiums, dividends, and loss payments which reduce the unearned premiums under the respective insurance policy or policies,
(b) any interest arising under a state guaranty fund for all unearned premiums from the cancelled policy or policies in the event the Issuing Insurance Company becomes insolvent, (c) Endorsement Refunds with respect to such Premium Receivable, (d) if applicable to such Premium Receivable, all broker or agent guarantee agreements with respect thereto, and (e) if applicable to such Premium Receivable, any interest thereof in a cash collateral account established with respect to such Premium Receivable.

         "Repurchase Price" shall have the meaning set forth in Schedule A attached hereto.

         "Repurchase Property" shall have the meaning defined in Section 6(a).

         "Required Documents" means the original signed Premium Finance Agreement, evidence satisfaction ot FPF of funding of financing each policy listed on the Premium Finance Agreement the check or draft relating thereto, the signed power of attorney of the insured (if a power of attorney signed by the insured is not included in the Premium Finance Agreement, and all other documents necessary for the legal origination of the Premium Finance Agreement.

         "Sale" or "Sell" or "Sold" means to absolutely sell, transfer, assign or otherwise convey property.

         "Servicer" means the servicer of the Premium Receivables described in Schedule C attached hereto.

         "Servicing Agreement" means the Premium Receivable Servicing Agreement in the form attached hereto in Schedule C

         "Servicing Fee" means the fee to be paid to the Servicer pursuant to the Servicing Agreement.

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         "Static Pool Cancellation Rate" means the applicable rate set forth in
Schedule A attached hereto.

         "Static Pool Cancellation Rate Trugger" means the rate trigger as set forth in Schedule A

         "Tangible Net Worth" shall mean the tangible net worth, determined in accordance with GAAP, to be maintained by Seller in the amount set forth in Schedule A attached hereto. For purposes of this definition (i) Tangible Net Worth may be in the form of common or preferred equity or unsecured debt, the terms and conditions of which shall be satisfactory to FPF in its sole discretion ("Subordinated Debt"), and (ii) tangible assets used to calculate net worth shall exclude all intangible assets, goodwill and intercompany or Affiliate indebtedness of any nature.

         "Term" means the term of this Agreement as defined in Schedule A attached hereto.

         "Termination Fee" means the fee to be paid by Seller as provided under
Section 3 of this Agreement and as set forth in Schedule A attached hereto.

         "Up-front Purchase Price" means the portion of the Purchase Price paid by FPF for a Premium Receivable as set forth in Schedule A attached hereto.

         Section 2.  Sale of Conveyed Property.

                  (a) During the Term of this Agreement, Seller irrevocably agrees to Sell to FPF all of the Eligible Premium Receivables originated, acquired or otherwise owned by Seller and FPF agrees to purchase up to the amount of the Maximum Purchase Commitment all of Seller's Eligible Premium Receivables in accordance with the terms and conditions of this Agreement. Seller shall Sell Eligible Premium Receivables to FPF no less frequently than weekly as originated, unless otherwise agreed by FPF in writing. The parties agree that FPF shall have the exclusive right, during the Term of this Agreement, to purchase all Eligible Premium Receivables originated, acquired or otherwise owned by Seller.

                  (b) FPF's obligation to be bound by the terms of this Agreement is subject to the satisfaction of each of the following conditions by evidence in form and substance satisfactory to FPF in its reasonable discretion:

                     (i) Seller shall provide evidence that it has the necessary authority and has secured any required consents to execute and deliver this Agreement and to enter into the transactions contemplated by this Agreement, which evidence shall include, at a minimum, good standing certificate of Seller and any Guarantor (if not an individual), officers' certificates regarding (together with copies of) the articles and bylaws of Seller (or other organizational documents as may be applicable) and any amendments thereto, UCC searches regarding the Seller, proof of Seller's license to originate the Premium Finance Agreements, the form of the Premium Finance Agreements to be originated by Seller, and such other evidence as FPF may require in its reasonable discretion including, without limitation, any legal opinions that FPF may require regarding Seller and Seller's ability to enter into and perform under this Agreement;

                     (ii) FPF shall have completed its due diligence of the
              Seller and determined that the findings of such due diligence, including the hardware and software for the Seller's data processing system, are acceptable to FPF in its sole discretion;

                     (iii) The Closing and Due Diligence Fee has been paid in
              full by Seller to FPF;

                     (iv) Seller shall have provided evidence that there are no prior Liens or existing Uniform Commercial Code financing Statements granting to any party a security interest in any of Seller's Premium Receivables or other Conveyed Property; and



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                     (v) Seller shall have provided to FPF Uniform Commercial
              Code financing statements in form and substance acceptable to FPF establishing a first priority ownership interest in favor of FPF in the Premium Receivable and related Conveyed Property.

                  (c) Each Sale of a Premium Receivable hereunder is subject to the satisfaction to FPF of each of the following conditions at Seller's sole cost and expense:

                     (i) All covenants and conditions of this Agreement have
              been complied with by Seller and no default (or event which, with the passage of time or notice or both would constitute a default) exists hereunder or under the Servicing Agreement;

                     (ii) No Material Adverse Change has occurred;

                     (iii) Each of the Minimum Yield Trigger, Static Pool
              Cancellation Rate Trigger, and Maximum Purchase Commitment shall not be exceeded;

                     (iv) The availability to FPF of funding from FPF's funding source for the transactions contemplated hereby;

                     (v) The Concentration Limits established in Schedule B,
              with respect to concentrations with Issuing Insurance Companies or Agents shall not be exceeded;

                     (vi) The Premium Receivables shall be Eligible Premium
              Receivables; provided, however, that any Premium Receivable Sold on the Effective Date may include Premium Receivables with respect to which any payment has been due and unpaid for more than 30 days and for which a cancellation notice has been delivered to the Obligor and to the Issuing Insurance Company; and

                     (vii) Seller shall provide such additional evidence,
              documents and instruments as FPF may reasonably request to consummate the Sale of the Conveyed Property in accordance with the terms and provisions of this Agreement.

                  (d) In connection with the Sale of each Premium Receivable hereunder, Seller shall timely deliver to FPF the Required Documents relating to each Premium Finance Agreement, which delivery shall be made by the later of (A) the twentieth (20th) day following funding of the premium financed by such Premium Finance Agreement, or (B) twentieth (20th) day following receipt by Servicer of the Premium Finance Agreement.

                  (e) The Sale of any Conveyed Property shall be effective (i) with respect to the Conveyed Property Sold to FPF on the Effective Date, upon delivery to FPF of an assignment in form and substance acceptable to FPF or by other method of transfer as may be directed by FPF, and (ii) with respect to all Conveyed Property Sold after the Effective Date, upon the origination or acquisition by the Seller of each Premium Finance Agreement giving rise to the Premium Receivable and other Conveyed Property without the need for execution and delivery of any further assignments or instruments of transfer unless specifically requested in writing by FPF. The Seller shall cooperate with FPF and the Servicer in immediately supplying to the Servicer the Premium Receivable data needed to enter the Premium Receivables on the Servicer's data processing system. All Sales shall be deemed to take place at the offices of FPF described on the first page of this Agreement or such other location as Seller and FPF may agree in writing.

                  (f) Seller and FPF intend and agree that each purchase and Sale hereunder shall be treated as a true and absolute Sale of all of Seller's right, title and interest in, to and under the Conveyed Property and not a transfer intended as a security interest. However, if, notwithstanding such intention, a determination is made by a court or other body with appropriate jurisdiction over the matter that such transfer shall not be treated as a


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         true and absolute Sale, this Agreement shall be deemed to constitute a security agreement and the transaction effected hereby shall be deemed to constitute a secured financing, and Seller hereby pledges and grants to FPF a first priority Lien on, and security interest in, to and under, all of Seller's right, title and interest in, to and under the Premium Receivables and all other related Conveyed Property as collateral for and as security for all amounts paid and to be paid by FPF to Seller in connection with the Conveyed Property and for all amounts due and owing and all obligations arising under this Agreement.

         Section 3. Termination. Seller shall have the right to terminate this Agreement upon sixty (60) days prior written notice to FPF and payment to FPF of the Termination Fee. Upon termination by Seller as provided herein, FPF shall continue to own all Premium Receivables acquired by FPF to the date of termination and the Servicer shall service the portfolio of Conveyed Property in the normal course of its business and, in connection therewith, all provisions of this Agreement or any Servicing Agreement with respect to such existing portfolio shall remain in full force and effect and shall survive the termination of this Agreement under this Section 3, including, without limitation, the repurchase obligations of Seller or Guarantor relating to such existing portfolio.

         Section 4. Purchase Price and Payment Terms for Conveyed Property/Right of Set-Off. FPF shall pay Seller the Purchase Price for the Conveyed Property pursuant to the terms and conditions set forth in this Agreement. The Up-front Purchase Price shall be paid to Seller or a third party acceptable to FPF upon satisfaction of the conditions set forth in Section 2(c). The Purchase Premium, if any, shall be paid to Seller monthly in arrears, not later than the eighth Business Day of each month. FPF shall have a right to off-set from such Purchase Price amounts due to Seller any amounts due FPF from Seller or Guarantor under this Agreement including, without limitation, any Repurchase Price amounts due under Section 6 [and any Agent Statement Unpaid Balance amounts].

         Section 5. Notification of Sale. FPF shall send or cause to be sent notice of the Sale of the Premium Receivables to FPF, (i) to each Obligor to the effect that the Premium Receivables have been Sold to FPF and that all payments with respect thereto are required to be made payable as specified in such notice, and (ii) to each Issuing Insurance Company to the effect that the Premium Receivables have been Sold to FPF and that all payments with respect thereto are required to be paid to the Servicer as specified in such notice. The Seller shall promptly respond to reasonable inquiries from FPF or third parties confirming the Sale of the Conveyed Property hereunder.

         Section 6.  Repurchase of Conveyed Property.

                  (a) Not later than five (5) Business Days after notice from FPF, Seller shall repurchase from FPF any Premium Receivables and other related Conveyed Property (collectively, the "Repurchase Property") (i) that does not comply in all respects with Seller's representations and warranties described in Section 11 of this Agreement or (ii) for which the Required Documents have not been timely delivered to FPF. The amount payable by Seller to FPF for the Repurchase Property shall be equal to the Repurchase Price. Upon its receipt of the Repurchase Price, FPF shall convey to Seller all of its right, title and interest in such Repurchase Property on an "AS IS, WHERE IS" basis without recourse and without any warranties, written or oral, express or implied, of any kind including, but not limited to, warranties of TITLE; MERCHANTABILITY OR ABSENCE FROM LIENS.

                  (b) Each Guarantor (jointly and severally, if more than one Guarantor) hereby agrees to repurchase (i) the Repurchase Property referred to in Section 6(a) upon the failure of Seller to do so, and
         (ii) any Premium Receivable originated in a fraudulent manner. Upon its receipt of all of the amounts due under this Section, FPF shall convey to Guarantor all of its right, title and interest in such Repurchase Property on an "AS IS, WHERE IS" basis without recourse and without any warranties, written or oral, express or implied, of any kind including, but not limited to, warranties of TITLE; MERCHANTABILITY OR ABSENCE FROM LIENS.

         Section 7. Delivery to FPF of Proceeds; Power of Attorney. FPF shall be the owner of any Conveyed Property including any proceeds thereof. Following the Sale of any Conveyed Property, if any proceeds of such Conveyed Property are received by Seller, Seller shall hold such proceeds in trust for FPF separate and apart from its


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own property and, at its own cost, immediately endorse (if necessary) and deliver such proceeds, as FPF directs. Seller hereby constitutes and appoints FPF as its true and lawful attorney with the power to endorse the name of Seller upon any instrument or other document pertaining to the Conveyed Property and any related proceeds. This power is coupled with an interest and is irrevocable.

         Section 8. Verification, Notification and Collection of Premium Receivables. FPF shall be entitled, in its own or any other name and in form determined by FPF, to contact any Obligor or any other Person and verify the payment of or inquire about any other issue pertaining to any Conveyed Property that has been or is to be Sold to FPF. Upon the Sale of any Conveyed Property, FPF shall be entitled to notify and, upon the request of FPF, Seller shall notify the Obligors, insurance companies and any other Persons that FPF is the owner of such Conveyed Property and direct such Persons to pay FPF any amounts owing with respect to such Conveyed Property.

         FPF, as the owner of the Conveyed Property, shall be entitled to amend, compromise, modify, release or settle the indebtedness and obligations of the Obligors with respect to the Conveyed Property that is Sold to FPF hereunder, and to take any legal action to collect any amounts owing with respect to such Conveyed Property and to take or refrain from taking any additional action with respect to such Conveyed Property in good faith, without notice to or the consent of Seller and without affecting any obligation of Seller to repurchase such Conveyed Property as may be required by FPF under this Agreement. Seller, at its own cost, shall execute and deliver to FPF any documents and take any actions deemed necessary or desirable by FPF to assist FPF in exercising any right or remedy pertaining to the Conveyed Property.

         Section 9. Financial Statements and Books and Records. Seller shall keep accurate and complete books and financial records pertaining to the Conveyed Property in accordance with GAAP and shall disclose the Sale of any Conveyed Property to FPF and the respective date of such Sale in Seller's books and records. FPF or its designated representative shall have the right, upon written notice to Seller and during regular business hours, to inspect, audit and copy Seller's books and records relating to the Conveyed Property.

         Section 10. Seller's General Representations and Warranties. Seller hereby represents and warrants to and for the benefit of FPF on the date of this Agreement and on any date of Sale of Premium Receivables hereunder that:

                  (a) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the state of its organization with full power and authority to execute and deliver this Agreement and to Sell the Conveyed Property to FPF and otherwise to perform the terms and provisions thereof;

                  (b) Seller is duly qualified to do business as a domestic or foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the conduct of its business requires such qualifications, and has complied with all federal, state and local laws and regulations in connection with the origination of the Premium Receivables and the Sale of the Conveyed Property under this Agreement;

                  (c) The execution and delivery by Seller of this Agreement and Seller's performance of the terms and conditions thereof have been duly authorized by all necessary action of Seller, do not require any approval or consent of any governmental agency or authority or any other Person, and do not and will not conflict with or result in a breach or (with or without notice or lapse of time) a default under any agreement, law or governmental regulation binding upon or applicable to Seller or the Conveyed Property;

                  (d) No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or threatened, against Seller or its properties which have not been previously disclosed in writing to FPF;

                  (e) This Agreement and any related documents to which Seller or any Guarantor is a party constitute valid, legal and binding obligations of Seller and any such Guarantor, enforceable against Seller and any such Guarantor in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditor's rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (f) Seller does not have material liabilities or obligations other than those previously disclosed in writing to FPF;

                  (g) No information, certificate, statement or report furnished by or on behalf of Seller or any Guarantor to FPF contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading. There is no fact peculiar to Seller or any Affiliate of Seller or, to its knowledge, any Conveyed Property or Obligor, which it has not disclosed to FPF in writing which could adversely affect Seller's ability to perform the transactions contemplated by this Agreement and any related documents to which Seller is a party;

                  (h) All tax returns required to be filed by Seller, any of its Affiliates, subsidiaries or any Guarantor in any jurisdiction have in fact been filed, and all taxes, assessments, fees, claims and other governmental charges upon Seller, such Affiliate or subsidiary, such Guarantor or any of their respective properties, income or franchises, shown to be due and payable on such returns have been paid; provided, that neither Seller nor such Affiliate or subsidiary or Guarantor shall be required to pay or discharge any such tax, assessment, fee, claim or other charge which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP. To the best of Seller's knowledge, all such tax returns were true and correct and Seller does not know of any contemplated or proposed additional tax assessment against Seller or any of its subsidiaries in any material amount or of any basis therefor;

                  (i) The provisions for taxes on Seller's and its subsidiaries' books are in accordance with GAAP;

                  (j) At the close of any Sale of Conveyed Property, Seller met the Tangible Net Worth Requirement

                  (k) The principal executive office of Seller is located at the address described on the first page of this Agreement, and has been located at such address for a period of not less than four months preceding the date of this Agreement or since its formation;

                  (l) "FEDERATED PREMIUM FINANCE, INC." is the only legal name under which Seller is operating its business upon the execution of this Agreement. Seller has not changed its name in the last six years (or such shorter period of time during which Seller was in existence) and does not have any other trade names, fictitious names, assumed names or "doing business as" names other than those that have been previously disclosed in writing to FPF;

                  (m) The transactions contemplated by this Agreement are in the ordinary course of Seller's business and Seller has valid business reasons for selling the related Conveyed Property rather than obtaining a secured loan with the Conveyed Property as collateral. At the time of each Sale: (i) Seller Sold the related Conveyed Property to FPF without any intent to hinder, delay or defraud any current or future creditor of Seller; (ii) Seller was not insolvent or did not become insolvent as a result of any Sale; (iii) Seller was not engaged and was not about to engage in any business or transaction for which any property remaining with Seller would constitute unreasonably small capital or for which the remaining assets of Seller are unreasonably small in relation to the business of Seller or the transaction; (iv) Seller did not intend to incur, and did not believe or reasonably should not have believed, that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid by FPF to Seller for the Conveyed Property was equivalent to the fair market value of such Conveyed Property;

                  (n) No Material Adverse Change has occurred since the previous Sale of Conveyed Property;

                  (o) Each Sale of Conveyed Property contemplated by this Agreement and any related documents constitutes a true sale and not a pledge of collateral in connection with a financing and such Conveyed Property shall not be part of Seller's property for any purpose under state or federal law;

                  (p) Each Sale of Conveyed Property (including all payments due or to become due thereunder) by Seller pursuant to this Agreement to the best of Seller's knowledge is not subject to and will not result in any tax, fee or governmental charge payable by Seller or FPF to any federal, state or local government;

                  (q) The consideration to be received by Seller in exchange for each Sale of Conveyed Property (including the right to receive all payments due or to become due thereunder) (i) is fair consideration having value equivalent to or in excess of the fair market value of the Conveyed Property and, except with respect to the Purchase Premium (ii) is or will be paid in full to Seller upon the consummation of each Sale thereof, and (iii) no provision exists whereby the consideration will be modified after the date of such Sale.

                  The foregoing representations and warranties shall be continuing in nature and shall survive the termination of this Agreement.

         Section 11. Seller's Representations and Warranties With Respect to the Conveyed Property. Upon each Sale of Conveyed Property, each Premium Receivable Sold to FPF shall have all of the following characteristics as of the date of Sale (such Premium Receivables having all of such characteristics shall be referred to herein as "Eligible Premium Receivables"):

                  (a) Each Premium Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable by the holder thereof in accordance with its terms;

                  (b) Each Premium Receivable arises under a Premium Finance Agreement which contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate to enforce the Realization Provisions;

                  (c) Each Premium Receivable is not subject to any proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of such Premium Receivable; (ii) seeking to prevent the enforcement of such Premium Receivable; or (iii) seeking any determination or ruling that may adversely affect the payment on or enforceability of such Premium Receivable;

                  (d) Each Premium Receivable was originated in a state where Seller is licensed (if required to be licensed) to do business as an insurance premium finance company;

                  (e) Each Premium Receivable does not (and did not at the time of origination) contravene any federal, state or local laws, rules or regulations applicable thereto or contract between Seller and FPF applicable thereto, and no party to any such contract is in contravention of any such law, rule or regulation;

                  (f) Each Premium Receivable was originated in the United States of America by Seller or purchased by Seller from another premium finance company in the ordinary course of Seller's business of financing insurance premiums written through affiliated and independent insurance agents and brokers or insurance companies directly, in either case, through the application of and consistent with Seller's standard procedures in a fashion not less stringent taken as a whole than those other Premium Receivables owned by Seller;

                  (g) Each Premium Receivable is payable in U.S. Dollars by an Obligor who at time of policy origination is located within the United States of America;

                  (h) Each Premium Receivable is evidenced by only one original contract, in the form of a Premium Finance Agreement, properly completed and executed without variations, with notation of the Sale to FPF, on or before the Sale of such Premium Receivable;

                  (i) Each Premium Receivable provides, according to its original or modified terms, that the amount payable thereunder will be paid in consecutive equal monthly payments that fully amortize such Premium Receivable by its stated terms and which amount will be paid in a maximum of eleven (11) payments (if financing an annual policy), and a maximum of five (5) payments (if financing a six-month policy) with the first payment due not later than 31 days following the inception date of the related insurance policy;

                  (j) Each Premium Receivable relates to an insurance policy issued by an Eligible Insurance Company;

                  (k) Each Premium Receivable relates to an insurance policy for which the insured has paid a down payment amount of not less than the Down Payment Requirement;

                  (l) Each Premium Receivable is evidenced by proof of payment to the Issuing Insurance Company or its designated general Agent equal to an amount not less than the original principal amount of such Premium Receivable and the related down payment due under the Premium Finance Agreement has been paid in full by, or on behalf of, the related Obligor;

                  (m) The information and related documents regarding the Premium Receivables being Sold to FPF is true and correct in all material respects as of the opening of business on the date of Sale and no selection procedures believed to be adverse to FPF have been utilized in selecting the Premium Receivables for inclusion therein;

                  (n) Except for Premium Receivables Sold on the Effective Date, no Premium Receivable or related Premium Finance Agreement has been satisfied, terminated or is more than 30 days past due or is subject to a right of rescission, setoff, counterclaim, subordination, recoupment or defense which has been asserted or threatened with respect to such Premium Receivable nor have the Realization Provisions securing such Premium Receivable been released from the Lien granted by the Obligor;

                  (o) Except for assignments or pledges to lenders who have provided financing to Seller and which assignments and pledges have been released prior to the Sale of the Premium Receivables to FPF, no Premium Receivable has been Sold or pledged by Seller to any Person other than FPF; immediately prior to any Sale contemplated by this Agreement Seller had good title to the Premium Receivable sold to FPF free and clear of all Liens and, immediately upon any Sale of the Premium Receivables contemplated by this Agreement, FPF will have good title to the Premium Receivables Sold to FPF free and clear of all Liens;

                  (p) No Premium Receivable has terms which have been extended or modified other than through Allowable Endorsement Additions, the originals of which have been included in the Premium Finance Agreement loan documents delivered to FPF;

                  (q) No Premium Receivable has any Liens or claims which have been filed or claims that would be Liens prior to or equal to the Realization Provisions granted by the Obligor pursuant to such Premium Receivable;

                  (r) At the time of Sale of any Premium Receivable which finances a commercial line insurance policy, to the best of Seller's knowledge, the Obligor with respect to such Premium Receivable is not subject to any bankruptcy or insolvency proceeding;

                  (s) No Premium Receivable relates to an insurance policy which is deemed fully earned in the case of a claim;

                  (t) No Premium Receivable has been originated by a Prohibited Agent; and

                  (u) No Premium Receivable has been originated in, nor is subject to the laws of, any jurisdiction under which the Sale of such Premium Receivable would be unlawful, void or voidable.

         The foregoing and any additional representations, warranties and covenants contained in this Agreement shall be continuing in nature and shall survive the termination of this Agreement.

         Section 12. Additional Covenants of Seller. During the Term of this Agreement,

                  (a) Seller shall at its expense cause all Uniform Commercial Code termination statements, satisfactions, releases or partial releases, as the case may be, with respect to Liens on the Conveyed Property to be filed on the date of Sale of the Conveyed Property.

                  (b) Seller shall cause all Uniform Commercial Code financing statements, continuation statements and any other documents, reasonably requested by FPF, establishing the right, title and interest of FPF, to and under the Conveyed Property, to be promptly executed and filed by Seller, and shall deliver to FPF or its designee file-stamped, complete copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available but in any event not later than thirty (30) days following such recordation, registration or filing.

                  (c) At least thirty (30) days prior to Seller making any change in its name, identity or organizational structure which would make any termination statement, financing statement or continuation statement filed by FPF or Seller seriously misleading within the applicable provisions of the Uniform Commercial Code or any title statute, Seller shall give FPF notice of any such change and shall execute and file such financing statements or amendments as may be necessary or reasonably required by FPF to continue the perfection of the respective interests of FPF in the Conveyed Property.

                  (d) Except for the Sale to FPF of the Conveyed Property and Liens granted or caused by FPF in such Conveyed Property, Seller shall not Sell to any other Person, or grant, incur, assume or suffer to exist any Lien on such Conveyed Property or on any interest therein, and Seller shall defend the right, title and interest of FPF in, to and under such Conveyed Property against all claims of third parties claiming through or under Seller.

                  (e) Seller shall not impair FPF's right, title and interest in, to and under any of the Conveyed Property.

                  (f) Seller shall maintain Tangible Net Worth of not less than the amount set forth in Schedule A attached hereto.

                  (g) Seller shall furnish to FPF:

                             (i) within forty-five (45) days after the end of
                  each of the first three fiscal quarters of Seller (commencing with the first fiscal quarter ending after the date hereof) an unaudited balance sheet and income statement (prepared in accordance with GAAP without accompanying notes) for Seller and its subsidiaries and any affiliated Insurance companies covering the preceding quarter, in each case certified by the president or principal financial officer of Seller to be true, accurate and complete copies of such financial statements;

                            (ii) on the earlier of (A) ninety (90) days after
                  the end of each fiscal year of Seller beginning at the end of the first fiscal year after the date hereof or (B) if financial statements are prepared by an Independent Public Accountant, fifteen (15) days after delivery by an Independent Public Accountant, a balance sheet and income statement (prepared in accordance with GAAP) for Seller and its subsidiaries and any affiliated Insurance companies covering the preceding fiscal year, in each case certified by the president or principal financial officer of Seller to be true, accurate and complete copies of such financial statements;

                           (iii) such other information respecting the condition
                  or operations, financial or otherwise, of Seller, any of its subsidiaries and any Guarantor as FPF may from time to time reasonably request; and

                            (iv) prompt notice to FPF (but in no event more than
                  three (3) Business Days following) of any Material Adverse Change.

                  (h)      Seller shall provide prompt written notice to FPF if:

                           (i) Seller ceases to be managed and controlled by the
                  Person or Persons who manage and control Seller as of the date of this Agreement;

                           (ii) any such Person which is a corporation,
                  partnership, trust or other entity is dissolved or liquidated or merged with or into any other Person or for any period of more than ten (10) days ceases to exist in its present form and (where applicable) in good standing and duly qualified under the laws of the jurisdiction of its incorporation or formation and any jurisdiction in which such standing or qualification is necessary or advisable in connection with the conduct of business; or

                           (iii) Seller commences a sale of all or substantially
                  all of its assets, except for the Sale of Conveyed Property by Seller to FPF under this Agreement and any related documents.

                  (i) Seller shall not dissolve or liquidate in whole or in part.

                  (j) Seller shall not voluntarily institute any proceedings to adjudicate Seller or any of its Affiliates bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against Seller or any of its Affiliates, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee (or other similar official) of Seller or any of its Affiliates or a substantial part of its or their property or admit its or their inability to pay its or their debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of Seller or any of its Affiliates.

                  (k) Seller shall maintain at its own expense, a blanket fidelity bond or an errors and omissions insurance policy, in form and content and in amounts acceptable to FPF and naming FPF as an additional loss payee or beneficiary thereunder.

                  (l) Seller shall comply with all Additional Provisions set forth in Schedule A, if any.

         Section 13. Taxes. Seller shall pay when due all present and future income taxes, withholding taxes, worker's compensation premiums, sales taxes, use taxes, excise taxes, personal property taxes and all assessments and other amounts levied by or required to be paid to any governmental or quasi-governmental authority and pertaining to Seller, its business operations, its assets or the Conveyed Property (except for FPF's income taxes) and provide FPF with written proof of such payment upon the request of the latter party.

         Section 14. Further Assurances and Substituted Performance. Seller shall take or cause any third party to take any actions and execute or cause any third party to execute any additional documents (including, but not limited to, Uniform Commercial Code filings) deemed necessary or desirable by FPF to carry out the intent or purposes of this

Agreement and any related documents. FPF shall be entitled, but not required, to take any action and execute any document that was required to be, but not, taken or executed by Seller under this Agreement and any related documents. This power is coupled with an interest and is irrevocable. Upon demand, Seller shall reimburse FPF for any amounts, attorneys' fees, expenses and costs paid by FPF in connection with such actions together with interest thereon at the Interest Rate from the date of payment until the date of reimbursement. No action taken by FPF shall be deemed to relieve Seller's obligation to take such action or cure Seller's default under this Agreement.

         Section 15. Indemnification. Seller shall indemnify and hold FPF and its Affiliates harmless from all claims, defenses, offsets, counterclaims, loss, costs, damages, liabilities, causes of action, actions and suits (including, but not limited to, attorneys' fees, expenses and costs) arising from (i) Seller's breach of any representation, warranty or covenant contained in this Agreement or any related documents, (ii) the unauthorized use of drafts provided by FPF to Seller for the funding of Premium Finance Agreements, or (iii) the failure of the Premium Receivables Sold hereunder to be originated in compliance with all requirements of law. These indemnity provisions are in addition to any other obligations that the Seller may otherwise have hereunder and shall survive the termination of this Agreement.

         Section 16. Default. Seller shall be deemed in default (a "Default") under this Agreement upon the occurrence of any one or more of the following:

                  (a) Seller fails to pay any indebtedness, fails to perform any obligation, or breaches any covenant, representation or warranty (other than a breach of any representation or warranty under Section 11 of this Agreement) to FPF under this Agreement and/or any related documents and any other present or future agreement with FPF;

                  (b) Seller breaches any representation or warranty by Seller under Section 11 of this Agreement pertaining to Conveyed Property and Seller fails to repurchase such Conveyed Property within five (5) Business Days from the date of written notification by FPF of such breach in accordance with the terms and conditions of Section 6 of this Agreement;

                  (c) Seller defaults under any of the Existing Documents

                  (d) Seller permits the entry or service of any garnishment, judgment, tax levy, attachment or lien against it or any of its property;

                  (e) Seller or any Guarantor becomes insolvent or unable to pay its debts in a timely manner;

                  (f) Seller or any Guarantor makes a general assignment for the benefit of its creditors, a receiver or trustee is appointed for all or a substantial portion of Seller's or Guarantor's respective assets, or a bankruptcy, insolvency, liquidation or reorganization proceeding is commenced by or against Seller or Guarantor in any state or federal court;

                  (g) Seller challenges the validity of the true Sale of the Premium Receivables hereunder or the priority, validity or enforceability of any ownership interest granted by Seller in the Conveyed Property to FPF;

                  (h) Seller ceases to operate its business, or is dissolved or terminated for any reason;

                  (i) Any Guarantor dies or any Guarantor fails to perform any obligation to FPF under this Agreement or challenges the validity of its guaranty provision of this Agreement or provides FPF with notice of its intent to terminate any guaranty provision of this Agreement to FPF or its future obligations under such guaranty provisions for any reason; or

                  (j) FPF, in good faith, believes that Seller's or any Guarantor's ability to pay and perform any of the obligations described in this Agreement or any related documents is or shall be impaired or otherwise deems itself insecure for any reason and provides written notice thereof to Seller, or;

                  (k) An event of default by the Servicer under the provisions of the Servicing Agreement.

         Section 17. Remedies. In the event of Seller's default under this Agreement, FPF may exercise one or more of the following cumulative remedies without notice or demand of any kind:

                  (a) terminate immediately any of its remaining obligations under this Agreement;

                  (b) collect all amounts due from Seller to FPF under this Agreement or any other agreement, together with interest thereon at the Default Rate until paid, with or without resorting to legal process;

                  (c) in the event FPF terminates this Agreement, collect, in addition to the amounts set forth in (b) above, liquidated damages in the amount of the maximum Termination Fee that would be collectible in the event of termination hereunder, it being agreed by the parties that damages would be difficult to assess under this Agreement and that liquidated damages in addition to collection of the amounts set forth in (b) above shall be due to FPF to compensate FPF for the default by Seller or any Guarantor and the termination of this Agreement by FPF as a result thereof;

                  (d) change Seller's mailing address, and as it relates to the Conveyed Properly only, open Seller's mail, endorse Seller's name on checks, bills of exchange, notes, acceptances, money orders, drafts or other documents or forms of payment and retain any proceeds of the Conveyed Property;

                  (e) terminate any Servicing Agreement or lock box agreement pertaining to the Conveyed Property and change such servicers and lock box arrangements;

                  (f) notify Obligors to make payment on Premium Receivables Sold under this Agreement to FPF or its designee;

                  (g) enter Seller or any Affiliate's premises during normal business hours and take possession of any Conveyed Property;

                  (h) require Seller, at its expense, to deliver and make available to FPF any Conveyed Property Sold to FPF at a place reasonably convenient to FPF;

                  (i) commence a suit for the turnover or replevin of the Conveyed Property;

                  (j) collect, compromise, settle, sell or otherwise dispose of any Conveyed Property that Seller was required to, but did not, repurchase from FPF;

                  (k) set-off Seller's and any Guarantor's obligations owing to FPF under this Agreement, any other written agreement or by operation of law against any amounts owed by FPF to such Persons under this Agreement or any related documents, respectively, including, but not limited to, moneys, instruments and other property deposited or maintained with FPF or any third party for the benefit of FPF; and

                  (l) exercise all other rights available to FPF under any other present or future agreement or applicable law.

         FPF's rights and remedies are cumulative and may be exercised together, separately and in any order.

         Section 18. Waiver. FPF shall not be deemed to have waived any right or remedy described in this Agreement unless FPF has executed and delivered to Seller a written waiver thereof. A waiver of a right or remedy on one occasion shall not act as a waiver of that or any other right or remedy on a future occasion. Without limiting the foregoing, FPF's delay in exercising any right or remedy shall not constitute a waiver of that or any other right or remedy described in this Agreement.

         Section 19. Counterparts/Facsimiles. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which when taken together shall constitute one complete Agreement.

         Section 20. Essence of Time. Seller and FPF agree that time is of the essence.

         Section 21. Assignment. FPF shall be entitled to assign or grant a Lien on its interests hereunder, and the obligations, rights and remedies under this Agreement to any Person in its sole discretion. Such Persons shall be deemed to be third party beneficiaries hereunder and shall be entitled to rely on the provisions hereof for the benefit of FPF including, without limitation, the indemnification provisions of Section 15. Any assignee or designee of FPF shall be entitled to enforce the provisions of this Agreement against Seller. Seller shall not be entitled to assign or grant a security interest in any of its obligations, rights or remedies under this Agreement to any Person without the prior written consent of FPF, or its assignees or designees, which consent may be withheld in the sole discretion of FPF. No person shall be deemed a third party beneficiary of Seller.

         Section 22. Standard of Care. FPF shall not be liable to Seller for any action taken or not taken by FPF in good faith in connection with this Agreement. FPF shall not be deemed a fiduciary of Seller or be required to perform any of Seller's obligations to FPF or any third party under any circumstances.

         Section 23.  Costs and Expenses/Attorneys Fees.

                  (a) Seller shall pay all costs and expenses incident to the performance of its obligations under this Agreement;

                  (b) Seller shall pay on demand FPF's attorneys' fees and other costs and expenses incurred before trial, at trial and on appeal in the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, including without limitation, all costs, expenses and attorneys fees incurred by FPF in connection with any bankruptcy or insolvency proceeding involving the Seller.

         Section 24. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered and certified mail, postage prepaid, or by telephonic facsimile transmission, electronic mail or overnight delivery service, postage prepaid, to the parties at the following addresses or such other addresses that they may provide each other with written notice of in the future:

         If to Seller:              Federated Premium Finance, Inc.
                                    4161 NW 5th Street
                                    Plantation, Florida  33317
                                    Attn: Chief Executive Officer
                                    Facsimile: (954) 584-5330

         If to FPF, Inc.:           600 Seventeenth Street, Suite 1900S
                                    Denver, Colorado 80202
                                    Attn:  Chief Executive Officer
                                    Facsimile: (303) 571-1811

Such notices shall be effective upon the earlier of (i) receipt or (ii) two (2) Business Days after the confirmed delivery by overnight delivery service.

         Section 25. Successors and Assigns. Except as provided in Section 21 hereof limiting assignments by Seller, this Agreement shall inure to the benefit of and be binding upon the successors, assigns, trustees, receivers, heirs and personal representatives of the parties hereto.

         Section 26. Severability. Any part, provision, agreement, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, agreement, representation, warranty or covenant of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of the transactions contemplated hereunder without regard to such invalidity.

         Section 27. Force Majeure. Neither party shall be liable for damages due to delay or failure to perform any obligation under this Agreement if such delay or failure results directly or indirectly from circumstances beyond the control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of the government, disruption of telecommunications transmissions accident, fire, water damages, flood, earthquake or other natural catastrophes.

         Section 28. Governing Law. THIS AGREEMENT AND ANY RELATED DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.

         Section 29. Jurisdiction and Waiver of Certain Damages. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND THE UNITED STATES DISTRICT COURT OF COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND IRREVOCABLY CONSENT TO THE SERVICE OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS BY THE MAILING OF COPIES OF SUCH PROCESS TO THEM AT THEIR RESPECTIVE ADDRESSES AS SPECIFIED IN THIS AGREEMENT. THE PARTIES HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF FPF TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE SELLER AGAINST FPF OR ANY OF ITS AFFILIATES FOR ANY LOST PROFITS, OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT TO ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING FRAUD) ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER.

         Section 30. Entire Agreement. This Agreement (including any Servicing Agreement between Seller and FPF ) contains the complete and integrated understanding and agreement between the parties and their respective Affiliates pertaining to the subject matter hereof, and all other prior and contemporaneous discussions, negotiations, agreements and proposal letters, written or oral, express or implied shall be of no force and effect.

         Section 31. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned duly authorized officers of the parties have executed this Agreement as of the day first stated above.

                                      FEDERATED PREMIUM FINANCE, INC:


                                      By:      /s/ Stephen C. Young
                                               -------------------------------
                                      Name:        Stephen C. Young
                                               -------------------------------
                                      Title:       President
                                               -------------------------------


                                      FPF, INC.


                                      By:      /s/ Bruce  I. Lundy
                                               -------------------------------
                                      Name:        Bruce I. Lundy
                                               -------------------------------
                                      Title:       President
                                               -------------------------------


AGREED TO WITH RESPECT TO SECTION 6(b):


21ST CENTURY HOLDINGS CORP.


By:      /s/ Edward J. Lawson
         -----------------------------------------
Name:        Edward J. Lawson
         -----------------------------------------
Title:       President
         -----------------------------------------

                                   Schedule A
                                   ----------

This Schedule A forms a part of the Sale and Assignment Agreement ("Agreement") to which it is attached and is incorporated therein.

         Section A-1. Definitions. The following definitions shall have the following meanings:

         "Additional Charges" shall mean for amounts advanced by FPF, which are determined by FPF to be ineligible upon Default, the sum (a) the additional interest due for amounts advanced by FPF, which are determined by FPF to be ineligible upon Default, equal to the FPF Principal Balance multiplied by the difference between the Default Rate and the Interest Rate, (b) all other expenses due from the Seller under this Agreement, (c) the Termination Fee, as applicable, (d) repurchase obligations, if any, under Section 6 of this Agreement and (e) the costs and expenses set forth in Section 23 of this Agreement.

         "Advance Rate" Federated will be eligible to receive advances equal to the LOWER of 92.50% of each Eligible Premium Receivable principal balance, or an Eligible Premium Receivable principal balance less the Reserves applicable to such Eligible Premium Receivable. Advances will be available as frequently as daily.

         "Capital Charge" shall mean the sum of:

                  (a) The FPF Principal Balance multiplied by 1/360th of the Interest Rate, plus;

                  (b) Any unpaid Capital Charge due for any prior day or accounting period, plus;

                  (c)      The Commitment Fee, plus

                  (d)      Additional Charges.

         "Closing and Due Diligence Fee" Federated shall pay FPF a due diligence fee of $7,500; $2,500 of which has been previously paid and $5,000 due at the time of closing.

         "Commitment Fee" means a commitment fee payable by FPF to the Lender in accordance with Section 1.03(b) of the Revolving Loan Agreement in an amount equal to the product of (a) the Unused Portion and (b) (i) if such Unused Portion is equal to or greater than 0.25% of the Maximum Funding Commitment, 0.25% per annum and (ii) if such Unused Portion is less than 0.25% of the Maximum Funding Commitment, 0% per annum. No Commitment Fee shall be due and owed for the first 180 days following the effective date.

         "Default Rate shall be the higher of 18% or Prime + 10.0%.

         "Guarantor" means, 21st Century Holding Corp. whose addresses is 4161 NW 5th Street, Plantation, FL 33317.

         "Interest Rate" A floating rate of interest equal to the Prime Rate plus a spread ("Spread") determined as follows:

         Low Rated Insurance Company Ratio        Resulting Spread Over Prime
         ---------------------------------        ---------------------------

         15.0% or less                                       1.25%

         Above 15.0% and Below 25.0%                         1.50%

         Above 25.0% and Below 50.0%                         1.75%

         Above 50.0% and Below 65.0%                         2.00%

         Above 65.0%                                         2.75%

         The Low Rated Insurance Company Ratio shall be calculated by FPF not later than three (3) business days prior to the end of each calendar month, and the applicable ratio shall apply for the next month immediately following the date of calculation. The Low Rated Insurance Company Ratio and resulting spread over Prime shall be communicated to Seller by notice via mail, overnight delivery, facsimile, or other electronic means.

         "Maximum Purchase Commitment" Flatiron will provide a continuous funding facility in a maximum outstanding amount equal to $7,000,000 (the "Maximum Funding Commitment"). The Maximum Funding Commitment may be increased at the sole discretion of Flatiron, upon the request and consent of Federated.

         "Minimum Yield Trigger" shall mean, for any monthly period, the failure of FPF to receive payment in full of the Capital Charge.

         "Parity Shortfall" means for each Premium Receivable (including each Premium Receivable in any current Sale), the amount by which the outstanding principal balance of the applicable Premium Finance Agreement exceeds the expected return premium due from the Issuing Insurance Company in the actual or prospective event of a cancellation of such Premium Receivable. If the expected return premium due from the Issuing Insurance Company exceeds such outstanding principal balance, then no parity shortfall exists.

         "Parity Shortfall Amount" means for all outstanding Premium Receivables, the sum of (a) for Cancelled Premium Receivables, the total Parity Shortfall on such Cancelled Premium Receivables, plus (b) for all other Premium Receivables not in a cancelled status, the total Parity Shortfall for such Premium Receivables calculated as if the next payment due date is missed, times 125% of the projected lifetime Static Pool Cancellation Rate for the portfolio of Premium Receivables as determined by FPF, plus (c) the outstanding principal balance of all Defaulted Premium Receivables.

         "Prime Rate" shall be the rate published in the Money Section of The Wall Street Journal. If more than one rate is published, then the highest rate published shall apply. For any day The Wall Street Journal is not published, the previous published rate shall apply.

         "Purchase Premium" shall be equal to the Collections (but not including any unearned commissions from Agents) due the Seller as provided herein. Collections shall be allocated in the following order:

                  (a) Principal payments received shall be allocated to FPF until the FPF Principal Balance is reduced to zero.

                  (b) FPF shall retain all Collections until the unpaid Capital Charge is paid in full.

                  (c) If Seller is in Default, then FPF shall retain all Collections until all amounts payable to FPF pursuant to Section 17 of this Agreement are paid in full.

                  (e) Remaining Collections, if any, will be paid to the Seller as a Purchase Premium.

         "Repurchase Price" means (a) the lesser of (i) the Up-front Purchase Price paid to Seller by FPF for the Premium Receivables and other related Conveyed Property or (ii) the current outstanding balance due on the Premium Receivable at the time of repurchase under the applicable Premium Finance Agreement(s) with respect to the Repurchase Property, plus (b) interest on the amount payable by Seller to FPF under (a) above at the Interest Rate from the date that FPF advanced funds to purchase the Premium Receivables and other related Conveyed Property to the date of payment by Seller of the Repurchase Price reduced by any payments previously received by FPF and allocated to interest, plus (c) the Purchase Premium paid to Seller, if any.

         "Reserve Percentage" means for all outstanding Premium Receivables (including each Premium Receivable in any current Sale) the percentage resulting from dividing (a) the total Parity Shortfall Amount plus the total outstanding principal balance of Premium Receivables in excess of the FPF Concentration Limits plus the outstanding principal balance or Premium Receivables not received by FPF pursuant to Section 2(d); by (b) the outstanding principal balance of all Eligible Premium Receivables at the time of calculation.

         "Rule of 78's" means the method by which interest income will be allocated on Premium Receivable payments and calculated for any payment as a fraction, the numerator being the number of payments or days remaining under the original payment schedule for such Premium Receivable and the denominator being the sum of the digits for the number of all scheduled payments or days remaining. Example: A 10 monthly payment receivable will recognize 10/55ths of the total expected lifetime interest in month one and 9/55ths of the total interest in month two and so forth.

         "Static Pool Cancellation Rate" means for each monthly period, the percentage resulting from dividing (a) the total number of Premium Receivables Sold in such month that are or become Cancelled Premium Receivables, by (b) the total number of Premium Receivables Sold in such month. EXAMPLE: 100 Premium Receivables are originated in January 2001 and in a calculation on July 30, 2001, 32 of these January Originated Premium Receivables had been cancelled since their origination. The Static Pool Cancellation Rate for such January 2001 Premium Receivables would be 32% as of July 30, 2001.

         "Static Pool Cancellation Rate Trigger" shall be sixty percent (60%).

         "Tangible Net Worth Requirement" shall not be less than $2,000,000.

         "Term" means the Term of this Agreement commencing on the Effective Date and, if not earlier terminated as provided in this Agreement, terminating on September 30, 2004.

         "Termination Fee" shall be the amount shown in the following schedule if Seller terminates this Agreement pursuant to Section 3:

------------------------------------ -------------------------------------------
         Date of Termination                Prepayment Penalty (as a % of
                                      Maximum Purchase Commitment then in effect
------------------------------------ -------------------------------------------
       Up to October 19, 2001                             0%
------------------------------------ -------------------------------------------
 October 20, 2001 - January 31, 2002                    0.25%
------------------------------------ -------------------------------------------
   February 1 - September 30, 2002                      1.50%
------------------------------------ -------------------------------------------
October 1, 2002 - September 30, 2003                    1.00%
------------------------------------ -------------------------------------------
   October 1, 2003 and Thereafter                         0%
------------------------------------ -------------------------------------------


         "Unused Portion" means, as of each day of calculation, an amount equal to (a) the Maximum Purchase Commitment, less (b) the average FPF Principal Balance during the period of calculation.

         "Up-front Purchase Price" shall mean the Amount Financed for all outstanding Eligible Premium Receivables Sold by Seller to FPF multiplied by the Advance Rate.

         Section A-2. Additional Provision. The following Additional Provisions shall be a part of this Agreement.

                  A-2(i) . Identification of Collections. Collections shall be identified for application against each Premium Receivable balance and applied against the unpaid Premium Receivable balance as follows:

                  (1) First, to any earned-at-writing Premium Finance Agreement fees; then

                  (2) Principal calculated in accordance with the applicable amortization schedule; then

                  (3) Interest or finance charge at the applicable annual percentage rate determined in accordance with the Rule of 78's (or determined as may otherwise be required under applicable state law for the state in which the Premium Receivables were originated); then

                  (4) Any late fees, cancellation fees and other allowable charges; then

                  (5) From any remaining amounts, any amount required to be paid to the Obligor as the insured party in accordance with applicable state law governing the Premium Receivables.

                                   Schedule B
                                   ----------

                              Concentration Limits

1. Cancelled Premium Receivables.

Canceled Premium Receivables for which all expected return premium has not been received after being aged 120 days following the first missed due contract payment date shall be limited to zero (-0-).

2.     Insurance Company Concentration Limits.

--------------------------------------------------------------------------------------------------------------
Insurance                                                 Eligible Premium
Companies                                              Receivable Advance Rate         Maximum % of Eligible
Concentration                  Insurance              per Eligible  Insurance         Contracts Outstanding
Limits and                     Company's                 Company (based on          (factored at Advance Rate)
Advance Rates:             A.M. Best Rating                Rating Category                  per Carrier
--------------             ----------------                ---------------                  -----------
Admitted Insurance          "A-" or better                       100%                          no limit
Companies:
                                 "B++"                            95%                           50.0%

                                  "B+"                            85%                           40.0%

                                  "B"                             75%                           25.0%

                             "B-" or lower                        65%                          15.00%
                          (including any N.R.)

Non-Admitted                 "A-" or better                      100%                             15%
Companies
                                 "B++"                            85%                            7.5%

                               All Others                          0%                              0%

--------------------------------------------------------------------------------------------------------------


         a) EXCEPTION FOR FEDERATED NATIONAL: So long as FNIC is rated "B" by A.M. Best & Co. then FNIC shall be allowed a net amount of Eligible Portfolio Balance (using a Company Advance Rate of 75%) of up to 40% of the Eligible Balance of the Portfolio. If FNIC falls to a "B-" rating, then at such time the applicable maximum concentration of 25% shall apply, and on the first day of the month following such rating change, FNIC allowable concentration percentage will reduce by 5.0% per month for the immediately following 3 months until a 25% level is achieved.

If Federated rating falls to a A.M. Best & Co. "C" rating or lower (including any "+" modification) and including any "N.R." rating designation, then immediately following such rating change Federated will not be considered an Eligible Insurance Company.

         b) Insurance Companies not eligible: Any company with (i) a "C" rating (without regard to any "+" or "-"), (ii) any company declared insolvent or in default by any regulatory basis, or (iii) any company which fails to pay return premium due on a valid cancellation within 150 days of a cancel date, shall be deemed an ineligible. The above definition shall also apply to FNIC and American Vehicle Insurance Company ("AVIC").

         c) New Companies added to Portfolio: No Insurance Company which, at the time of entry into the Portfolio, is rated "B" or less by A.M. Best & Co. shall be eligible without the prior written approval of Flatiron. This requirement shall not apply to any company which exists in the Federated Portfolio at time of closing.

AVIC is approved to be added to the program, and will be subject to the eligibility category, based on its rating (at any point in time) of A.M. Best.

                                   Schedule C
                                   ----------

                               Servicing Agreement



                                      C-1